Exhibit 99.1

INmune Bio, Inc. Announces Third Quarter 2021 Results and Provides Business Update

Announces second Phase 2 trial of XPro in Mild Cognitive Impairment (MCI) in addition to previously announced Phase 2 trial in mild Alzheimer’s disease (AD)

Cash and cash equivalents of $84.5 million on September 30th

Company to host conference call today, November 3rd, at 4:30pm ET

BOCA RATON, Fla., Nov. 03, 2021 (GLOBE NEWSWIRE) -- INmune Bio, Inc. (NASDAQ: INMB) (the “Company”), a clinical-stage immunology company focused on developing treatments that harness the patient’s innate immune system to fight disease, today reported its financial results for the third quarter ended September 30, 2021 and provided a business update.

“In the first patient treated in our Phase I study of INKmune™ in high-risk myelodysplastic syndrome, INKmune™ was found to safely produce cancer killing memory-like NK cells while increasing proliferation and persistence of those NK cells. As expected, the memory-like NK cells generated in vivo killed NK-resistant cancer cells in vitro,” stated RJ Tesi, M.D., Chief Executive Officer of INmune Bio. “We now have data from Day 73 post first treatment and over 60% of his peripheral blood NK cells remained activated and highly functional in vitro. We are continuing to screen patients for future enrollment and are in the process of expanding the number of clinical trial sites in the UK and overseas. Our latest drug stability data allows us to extend the shelf-life to over 12 months and consequently we initiated a manufacturing scale up to secure drug supplies as the program expands.”

“In our Phase I trial of XPro in AD, we have shown that XPro decreases biomarkers of neuroinflammation and neurodegeneration while improving biomarkers of CNS repair,” continued Dr. Tesi. “We hope to demonstrate these effects on cognition in the Phase II mild AD trial that is on track to initiate later this year.”

Highlights of the XPro Phase I AD trial and Phase II mild AD trial design will be presented in five presentations at the upcoming Clinical Trials in Alzheimer’s Disease (CTAD) annual meeting in Boston, being held November 9th through 12th.

The Company today announced a second Phase II program in patients with Mild Cognitive Impairment (MCI). This Phase II study will be a three-month, double-blind, randomized, placebo-controlled trial in 90 patients with MCI who express at least one ApoE4 allele. Three patient groups are planned: placebo, 1.0mg/kg and 2.0 mg/kg of XPro once weekly by subcutaneous injection. Patients will be randomized 1:1:1. The treatment duration is three months. Top line results are expected in the first half of 2023. The primary endpoint will examine cognition using the Early AD/MCI Alzheimer's Cognitive Composite (EMACC). Multiple secondary endpoints of cognition (CDR), function (ADCS-ADL MCI, Goal Attainment Scale, NPI) and biology will also be measured, including MRI studies of white matter pathology. Cerebrospinal fluid (CSF) will be obtained to evaluate changes in biomarkers of neuroinflammation and neurodegeneration. All patients that complete the study can enroll in an open-label 12-month extension study.

“Many companies combine MCI and mild AD into one group called Early AD,” said CJ Barnum, Head of Neurosciences at INmune. “However, many of the biomarkers of interest to us differ between MCI and AD patients. This study is not only designed to identify the most appropriate biomarkers for MCI patients, but also to assess XPro’s ability to improve biomarkers of cognition in a way that, if successful, could accelerate our timelines to market.”

The blinded randomized Phase II trial using Quellor to treat respiratory failure in patients with COVID-19 has been closed by the Company due to the rapidly changing COVID-19 therapeutic landscape. Mortality has decreased ten-fold with all patients receiving immunosuppressive corticosteroids. Moreover, most high-risk patients have received vaccinations and oral therapies are soon to be approved. We believe the FDA is no longer offering emergency use authorization (EUA) approvals for this type of therapy after a single Phase II trial. These forces make continued development expensive and difficult. As a result, the Company has decided clinical development for prevention of respiratory failure from COVID-19 is a high risk, low reward program. Considering the very promising results from the Phase I AD trial and the rapidly changing regulatory landscape for Alzheimer’s disease, the Company believes investment in the acceleration of our Phase II mild AD and MCI programs is a better use of the Company’s resources.

Q3 2021 and Recent Corporate Highlights

IINKmune™ Platform Highlights:

●	Announced that the first patient has been treated in the company’s Phase I clinical trial of its Natural Killer (NK) cell priming platform, INKmune™, as a potential treatment for high-risk myelodysplastic syndrome (MDS).

●	Disclosed biomarker data from the first patient in the MDS trial demonstrating that treatment with NK cell priming was well tolerated, induced significant and sustained peripheral NK cell activation and generated memory-like NK cells in vivo without any evidence of cytokine release syndrome.

●	The Company is in the process of opening a second trial site to accelerate recruitment.

XPro Platform Highlights:

●	Announced design of upcoming Phase II Alzheimer’s disease trial. This will be a six-month, blinded, randomized, placebo-controlled trial in 200 patients with mild AD and biomarkers of neuroinflammation. The primary endpoint will examine cognition using the Early AD/MCI Alzheimer's Cognitive Composite (EMACC). Multiple secondary endpoints of cognition will also be measured, including ADAS-COG13 and other endpoints. Data is anticipated in the second half of 2023.

●	Announced design of blinded, randomized Phase II trial of XPro in patients with MCI with top line results expected in the first half of 2023.

●	Disclosed additional data from its successful Phase I study of XPro in Alzheimer’s disease:

●	Patients treated with XPro™ showed a reduction in neurodegeneration as measured by a decrease in CSF phosphor-tau 217 (pT217).

●	Demonstrated that XPro promotes remyelination as measured by increased biomarkers of remyelination in the CSF proteome and decreased biomarkers of demyelination (radial diffusivity) by MRI.

●	XPro increases white matter brain volume after three months in patients with AD .

●	Delivered a poster presentation and XPro was highlighted in a plenary talk at the Alzheimer’s Association International Conference 2021.

●	Will deliver two oral presentations and three posters related to the XPro Phase I trial at CTAD, which runs from November 9th through 12th.

Financial and Corporate Highlights:

●	As of September 30, 2021, the Company had $84.5 million in cash and cash equivalents which includes gross proceeds of $40 million obtained from a registered direct offering and $15 million from the Company’s ATM, sufficient to fund the company at least through mid-2023.

●	Moved corporate headquarters from California to Florida.

Upcoming Milestones:

●	Initiate XPro Phase II program for mild Alzheimer's disease in patients with neuroinflammation by year-end 2021.

●	Initiate Xpro Phase II program for MCI in patients with APOE4 allele by mid-2022.

●	Initiate XPro Phase II program for treatment resistant depression (TRD), funded in part by a $2.9 million NIH grant, by mid-2022.

●	Initiate INKmune™ Phase I program in ovarian cancer in 2H22.

Financial Results for the Third Quarter Ended September 30, 2021:

Net loss attributable to common stockholders for the quarter ended September 30, 2021 was approximately $9.5 million, compared to approximately $4.7 million for the quarter ended September 30, 2020.

Research and development expense totaled approximately $6.5 million for the quarter ended September 30, 2021, compared to approximately $2.4 million during the quarter ended September 30, 2020.

General and administrative expense was approximately $2.5 million for the quarter ended September 30, 2021, compared to approximately $2.5 million during the quarter ended September 30, 2020.

As of September 30, 2021, the Company had cash and cash equivalents of approximately $84.5 million.

As of November 3, 2021, the Company had approximately 17.8 million common shares outstanding.

Earnings Call Information

To participate in this event, please dial-in approximately 5 to 10 minutes before the beginning of the call.

Date: November 3, 2021
Time: 4:30 PM Eastern Time
Participant Dial-in: 1-877-407-0784
Participant Dial-in (international): 1-201-689-8560
Conference ID: 13724272

A live audio webcast of the call can be accessed using this link:

https://78449.themediaframe.com/dataconf/productusers/vvdb/mediaframe/47068/indexl.html

A transcript will follow approximately 24 hours from the scheduled call. A replay will also be available through November 10, 2021 by dialing 11-844-512-2921 or 1-412-317-6671 (international) and entering PIN no. 13721921.

About XPro

XPro is a next-generation inhibitor of tumor necrosis factor (TNF) that is currently in clinical trial and differentiates itself from existing TNF inhibitors in that it neutralizes soluble TNF (sTNF), without affecting trans-membrane TNF (tmTNF) or TNF receptors. XPro could have substantial beneficial effects in patients with neurologic disease by decreasing neuroinflammation. For more information about the importance of targeting neuroinflammation in the brain to improve cognitive function and restore neuronal communication please visit this section of the INmune Bio’s website.

About INKmune™

INKmune™ is a pharmaceutical-grade, replication-incompetent human tumor cell line which conjugates to resting NK cells and delivers multiple, essential priming signals akin to treatment with at least three cytokines in combination. INKmune™ is stable at -80oC and is delivered by a simple IV infusion. The INKmune:NK interaction ligates multiple activating and co-stimulatory molecules on the NK cell and enhances its avidity of binding to tumor cells; notably those resistant to normal NK-mediated lysis. Tumor-primed NK (TpNK) cells can lyse a wide variety of NK-resistant tumors including leukemias, lymphomas, myeloma, ovarian cancer, breast cancer.

About INmune Bio, Inc.

INmune Bio, Inc. is a publicly traded (NASDAQ: INMB), clinical-stage biotechnology company focused on developing treatments that target the innate immune system to fight disease. INmune Bio has two product platforms that are both in clinical trials. The DN-TNF product platform utilizes dominant-negative technology to selectively neutralize soluble TNF, a key driver of innate immune dysfunction and mechanistic target of many diseases. DN-TNF is in clinical trial to determine if it can treat cancer (INB03™), Mild Alzheimer’s disease, Mild Cognitive Impairment and treatment resistant depression (XPro(). The Natural Killer Cell Priming Platform includes INKmune™ aimed at priming the patient’s NK cells to eliminate minimal residual disease in patients with cancer. INmune Bio’s product platforms utilize a precision medicine approach for the treatment of a wide variety of hematologic malignancies, solid tumors and chronic inflammation. To learn more, please visit www.inmunebio.com.

Forward Looking Statements

Clinical trials are in early stages and there is no assurance that any specific outcome will be achieved. Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations but are subject to a number of risks and uncertainties. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. INB03™, XPro, LIVNate, Quellor™ and INKmune™ are still in clinical trials or preparing to start clinical trials and have not been approved and there cannot be any assurance that they will be approved or that any specific results will be achieved. Our two platforms are beginning clinical trials and there cannot be any assurance of the success of these trials. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the Company’s ability to produce more drug for clinical trials; the availability of substantial additional funding for the Company to continue its operations and to conduct research and development, clinical studies and future product commercialization; and, the Company’s business, research, product development, regulatory approval, marketing and distribution plans and strategies. These and other factors are identified and described in more detail in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, the Company’s Quarterly Reports on Form 10-Q and the Company’s Current Reports on Form 8-K. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

INmune Bio Contact:

David Moss, CFO (858) 964-3720

DMoss@INmuneBio.com

Investor Contact:

Chuck Padala
LifeSci Advisors
(646) 627-8390

INMUNE BIO, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

(Unaudited)

	September 30, 2021	December 31, 2020
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$84,471	$21,967
Research and development tax credit receivable	4,958	1,686
Other tax receivable	188	113
Prepaid expenses	1,300	220
Prepaid expenses – related party	14	-
TOTAL CURRENT ASSETS	90,931	23,986
Operating lease – right of use asset – related party	128	156
Other assets	99	-
Acquired in-process research and development intangible assets	16,514	16,514
TOTAL ASSETS	$107,672	$40,656
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$4,221	$1,518
Accounts payable and accrued liabilities – related parties	10	34
Deferred liabilities	541	190
Operating lease, current liability – related party	38	34
TOTAL CURRENT LIABILITIES	4,810	1,776
Long-term debt, less debt discount	14,401	-
Long-term operating lease liability – related party	95	126
Accrued liabilities – long-term	111	-
TOTAL LIABILITIES	19,417	1,902
COMMITMENTS AND CONTINGENCIES (Note 10)
STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value, 10,000,000 shares authorized, 0 shares issued and outstanding	-	-
Common stock, $0.001 par value, 200,000,000 shares authorized, 17,843,303 and 13,481,283 shares issued and outstanding, respectively	18	13
Additional paid-in capital	142,399	72,105
Accumulated other comprehensive (loss) income	(118)	11
Accumulated deficit	(54,044)	(33,375)
TOTAL STOCKHOLDERS’ EQUITY	88,255	38,754
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$107,672	$40,656

INMUNE BIO, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands, except share and per share amounts)

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
REVENUE	$14	$-	$18	$-
OPERATING EXPENSES
General and administrative	2,515	2,457	6,666	4,960
Research and development	6,520	2,363	13,475	4,059
Total operating expenses	9,035	4,820	20,141	9,019
LOSS FROM OPERATIONS	(9,021)	(4,820)	(20,123)	(9,019)
OTHER (EXPENSE) INCOME	(437)	103	(546)	124
NET LOSS	$(9,458)	$(4,717)	$(20,669)	$(8,895)
Net loss per common share – basic and diluted	$(0.55)	$(0.36)	$(1.33)	$(0.77)
Weighted average common shares outstanding - basic and diluted	17,329,379	12,926,539	15,553,344	11,496,753
COMPREHENSIVE LOSS
Net loss	$(9,458)	$(4,717)	$(20,669)	$(8,895)
Other comprehensive loss - foreign currency translation	(68)	(47)	(129)	(29)
Total comprehensive loss	$(9,526)	$(4,764)	$(20,798)	$(8,924)

INMUNE BIO, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

(Unaudited)

	For the Nine Months Ended September 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(20,669)	$(8,895)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	3,274	2,409
Accretion of debt discount	69	-
Changes in operating assets and liabilities:
Research and development tax credit receivable	(3,272)	(897)
Other tax receivable	(75)	(67)
Prepaid expenses	(1,080)	(119)
Prepaid expenses – related party	(14)	26
Other assets	(99)	-
Accounts payable and accrued liabilities	2,703	788
Accounts payable and accrued liabilities – related parties	(24)	(65)
Deferred liabilities	351	254
Accrued liabilities – long term	111	-
Operating lease liability – related party	1	15
Net cash used in operating activities	(18,724)	(6,551)
CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid to Xencor to settle warrant for acquired research and development intangible assets	(15,000)	-
Net cash used in investing activities	(15,000)	-
CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from the issuance of debt	14,951	-
Net proceeds from sale of common stock	80,253	24,907
Net proceeds from exercise of stock options	1,135	-
Net proceeds from the exercise of warrants	18	-
Purchase of common stock	-	(1,012)
Net cash provided by financing activities	96,357	23,895
Impact on cash from foreign currency translation	(129)	(29)
NET INCREASE IN CASH	62,504	17,315
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	21,967	6,996
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$84,471	$24,311